                                                                     Exhibit 5.1

                               Hale and Dorr LLP
                                60 State Street
                                Boston, MA 02109



                               February __, 1999


Prodigy Communications Corporation
44 South Broadway, 9th Floor
White Plains, NY 10601

     Re:  Registration Statement on Form S-1 (File No. 333-64233)
          -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-64233) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 11,200,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Prodigy Communications Corporation, a Delaware corporation (the "Company"), including (i) 1,200,000 Shares issuable upon exercise of an over-allotment option granted by the Company and (ii) 2,000,000 Shares issuable to Telefonos de Mexico, S.A. de C.V. ("Telmex").

     The Company is to sell (i) 9,200,000 Shares (including the 1,200,000 Shares subject to the over-allotment option) pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company and Bear, Stearn & Co. Inc., BancBoston Robertson Stephens Inc., ING Baring Furman Selz LLC and Volpe Brown Whelan & Company, LLC, as representatives of the several underwriters named in the Underwriting Agreement, and Wit Capital Corporation, as e-Manager, the form of which has been filed as Exhibit 1.1 to the Registration Statement and (ii) 2,000,000 Shares pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") to be entered into by and between the Company and Telmex, the form of which is being filed as Exhibit 10.39 to the Registration Statement.

     We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Stock Purchase Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Prodigy Communications Corporation
February __, 1999
Page 2



     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement and the Stock Purchase Agreement, as applicable, the Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Hale and Dorr LLP

                                    HALE AND DORR LLP